UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - JULY 27, 2005

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-22573	65-0774638
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Caster Avenue
Woodbridge, Ontario, Canada L4L 5Y9
(Address of principal executive offices)

(905) 264-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 8.01 OTHER EVENTS

Commencement of litigation

Our principal founders were non-management investors in Mega-C Power Corporation (“Mega-C”), a former licensee of limited rights to our e3 Supercell technology that became embroiled in controversy in February 2003 when the Ontario Securities Commission began an inquiry into unregistered stock sales by Mega-C and several of its directors, officers and promoters. After organizing an investors committee and conducting a detailed investigation of Mega-C’s affairs, our founders concluded that Mega-C’s corporate, financial, legal and regulatory problems were insoluble. In September 2003, they organized Axion Power Corporation (“Axion (Ontario)) for the purpose of acquiring the e3 Supercell patents from Mega-C’s licensor and continuing development work on the technology. In connection therewith, they advised Mega-C that Axion (Ontario) would protect Mega-C’s bona fide creditors and innocent stockholders if Mega-C did not impede or otherwise interfere with the planned activities of Axion (Ontario).

In connection with the December 31, 2003 business combination between our company and Axion (Ontario), we created a trust for the benefit of Mega-C’s creditors and shareholders (the “Mega-C Trust”), which owns 7,827,500 shares of our stock. The formation of Axion (Ontario), our acquisition of the e3 Supercell patents and our creation of the Mega-C Trust were vigorously opposed by one of Mega-C’s principal promoter groups, which filed a lawsuit against our company, Axion (Ontario), the developer of the e3 Supercell technology, Mega-C and 30 other defendants in February 2004. In April 2004, we filed an involuntary Chapter 11 petition against Mega-C in the U.S. Bankruptcy Court for the District of Nevada (the “Court”). In March 2005, the Court appointed a Chapter 11 trustee (the “Chapter 11 trustee”) for the Mega-C case.

On June 7, 2005, the Chapter 11 trustee filed a lawsuit against Sally Fonner, the trustee for the Mega-C Trust (Case No. 05-05042-gwz), demanding the turnover of 7,327,500 shares of our stock to the Chapter 11 estate. On July 27, 2005, we filed a Complaint for Declaratory Judgment against William M. Noall, the Chapter 11 trustee for Mega-C Power Corporation, a debtor under Chapter 11 of the Bankruptcy Code, and Sally Fonner, the trustee of the Mega-C Trust, in the U.S. Bankruptcy Court for the District of Nevada (Case No. 05-05082-gwz).

  We filed the complaint for the purpose of obtaining a declaratory judgment that:

•	Mega-C does not have any interest in our e3 Supercell technology;

•	Mega-C did not transfer any property to our company with the intent to damage or defraud any entity;

•	Mega-C did not transfer any property to our company for less than reasonably equivalent value; and

•
If the court ultimately decides that Mega-C has a valid legal interest in our e3 Supercell technology, then we are entitled to terminate the Mega-C Trust and cancel the 7,827,500 Axion shares held by the trust.

We believe our declaratory judgment action has substantial merit; the documents that we filed as exhibits to our complaint will resolve key factual issues; and we would be likely to prevail at trial. Nevertheless, we believe compromise is preferable to litigation. Accordingly we intend to pursue discussions for the purpose of negotiating a reasonable settlement with the Chapter 11 trustee that will:

•	Provide for the distribution of shares by the Mega-C Trust to people who invested money in Mega-C;

•	Provide for the payment of administrative costs incurred by the Mega-C Trust and the Chapter 11 estate;

•	Provide for the payment of claims presented by Mega-C’s bona fide creditors;

•	Provide for the cancellation of a portion of the shares held by the Mega-C Trust; and

•	Resolve all potential disputes between our company and Mega-C, its creditors and its shareholders with respect to the ownership and commercialization of our e3 Supercell technology.

There is no assurance that we can negotiate a settlement with the Chapter 11 trustee or that we will ultimately prevail at trial. Since the Mega-C Trust holds 7,827,500 shares of our stock for the benefit of Mega-C’s creditors and shareholders, we do not believe the litigation is likely to result in dilution to our stockholders. However protracted litigation could have a material adverse impact on our financial condition and the value of our stock.

A copy of the Complaint for Declaratory Judgment, including all exhibits thereto, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1
Complaint for Declaratory Judgment filed July 27, 2005 in the U.S. Bankruptcy Court for the District of Nevada (Case No. 05-05082-gwz) in the case of Axion Power International, Inc., a Delaware corporation, and Axion Power Corporation, a Canadian federal corporation, plaintiffs v. William N. Noall, in his capacity as Chapter 11 trustee of Mega-C Power Corporation and Sally Fonner, in her capacity as trustee of the Mega C Trust, defendants (including all exhibits)

Exhibit 99.2	Press release dated July 28, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AXION POWER INTERNATIONAL, INC,
July 28, 2005

/s/ Thomas Granville
Thomas Granville
Chief Executive Officer and Director